Exhibit 10.1

NRG YIELD, INC. 2013 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
_____________________________________________________________________

Name Address City, ST Zip
Congratulations on your selection as a Participant under the NRG Yield, Inc. 2013 Equity Incentive Plan (the “Plan”) of NRG Yield, Inc. (the “Company”). You have been chosen to receive Restricted Stock Units (“RSUs”) under the Plan.
This Restricted Stock Unit Agreement (this “Agreement”) constitutes the Grant Agreement pursuant to Section 8 of the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. Capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Plan. You are sometimes referred to as the “Participant” in this Agreement.
If you disagree with any of the terms of this Award or choose not to accept this Award, please contact Jennifer Wallace at 713-537-2182 within 45 days of Date of Grant. Otherwise, you will be deemed to have accepted this Award under the terms and conditions set forth in this Agreement and the Plan.

1.	Grant of RSU
You are hereby granted RSUs as follows:

Date of Grant:	Date of Grant
Vesting Commencement Date:	Date of Grant
Vesting Period:	Please refer to Section 2 of this Agreement
Total Number of RSUs:	Amount

2.	Vesting Schedule
Provided that you have been continuously employed by the Company during the vesting period, the RSUs will vest in full on the third anniversary of the Date of Grant.
Notwithstanding the foregoing, if the Company terminates your employment without Cause (as defined in the Plan) in connection with a Change in Control (as defined in the Plan), the RSUs shall vest in full immediately upon the later of such Change in Control or such termination of employment. The Company’s termination of your employment may be treated as being in connection with a Change in Control only if such termination occurs during the period beginning six months prior to the Change in Control and ending twelve months following the Change in Control.

3.	Conversion of RSU and Issuance of Shares
Upon vesting of the Award, one share of Class C Common Stock of the Company shall be issued for each RSU that vests on such vesting date, subject to the terms and conditions of this Agreement and the Plan.

4.	Dividend Equivalent Rights
Cash dividends on Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such cash dividends shall be deemed to be reinvested in shares of Common Stock immediately following the time declared at the then fair market value of the Common Stock and shall vest and be paid at the same time that the shares of Common Stock underlying the RSUs vest and are delivered to the Participant in accordance with the provisions hereof. Stock dividends on shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant, provided that such stock dividends shall vest and be paid at the same time that the shares of Common Stock underlying the RSU vest and are delivered to the Participant in accordance with the provisions hereof. Notwithstanding the foregoing, in the event that there are insufficient shares of Common Stock available in the Plan to settle the accrued dividends in shares of Common Stock, such shares shall be settled in cash in an amount equal to the fair market of such shares of Common Stock at the time of settlement. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any RSU unless and until the Participant has become the holder of record of such shares.

5.	Transfer of RSUs
Unless otherwise permitted by the Committee (as defined in the Plan) or Section 16 of the Plan, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution. Any attempted disposition in violation of this Section 5 of this Agreement and Section 16 of the Plan shall be void.

6.	Status of Participant
The Participant shall not be, or have rights as, a stockholder of the Company with respect to any of the shares of Common Stock subject to the Award unless such Award has vested, and shares underlying the RSU have been issued and delivered to him or her. The Company shall not be required to issue or transfer any certificates for shares of Common Stock upon vesting of the Award until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

7.	No Effect on Capital Structure
The Award shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

8.	Expiration and Forfeiture of Award
Your Award shall vest and/or expire in the circumstances described below in this Section 9. As used herein, “Termination of Service” means termination of a Participant’s employment by or service to the Company, including any of its Subsidiaries.

(a)	Death

Upon a Termination of Service by reason of death, the Award shall vest in full and the Common Stock underlying the Award shall be issued and delivered to the Participant's legal representatives, heirs, legatees, or distributees.

(b)	Qualified Retirement
Upon a Termination of Service for a Qualified Retirement, defined as the retirement of an employee with more than 10 years of service with the Company who is at least 55 years of age at the time of the Retirement, the Award shall continue to vest according to the vesting schedule if the Retirement occurs more than 12 months following the Grant Date.

(c)	Qualified Disability
Upon a Termination of Service as a result of Total and Permanent Disability, under the terms of the Company’s “Absence due to Extended Illness/Disability” policy, the Award shall vest in full and the Common Stock underlying the Award shall be immediately issued and delivered to the Participant. In the absence of a Company “Absence due to Extended Illness/Disability” policy, the Committee, in its discretion, shall determine whether a Termination of Service as a result of Total and Permanent Disability has occurred.

(d)	Termination of Service other than as a result of Death, Qualified Retirement, or Qualified Disability
Upon a Termination of Service by any reason other than death, Qualified Retirement, or Qualified Disability, including without limitation as a result of non-qualified retirement, non-qualified disability, voluntary resignation or termination for Cause, any unvested portion of the Award shall expire and be forfeited to the Company.

(e)	Forfeiture as a result of misconduct
Unless otherwise determined by the Committee, if the Company, NRG Energy, Inc. or their respective Subsidiaries is required to prepare a material restatement of its financial statements as a result of misconduct, and the Committee determines that you knowingly engaged in the misconduct, were grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or the Committee concludes that you engaged in willful fraud, embezzlement or other similar activity (including acts of omission) materially detrimental to the Company, NRG Energy, Inc., or their Subsidiaries, the Company may require you (or your beneficiary) to reimburse the Company, NRG Energy, Inc., or their Subsidiaries, for all or any portion of your Award, and/or to forfeit the proceeds of the sale (including sales to the Company) during the 12-month period following the first public filing of the financial document requiring restatement, or during the 12-month period following the date of your misconduct, of any Company securities acquired by or on behalf of you (or your beneficiary) pursuant to an Award under this Agreement.

9.	Committee Authority
Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or the Grant Agreement shall be determined by the Committee in its sole discretion. Any decisions by the Committee regarding the Plan or this Agreement shall be final and binding.

10.	Plan Controls
The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

11.	Limitation on Rights; No Right to Future Grants; Extraordinary Item
By entering into this Agreement and accepting the Award, the Participant acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan, provided that, except as provided in Section 24 of the Plan, no amendment to this Agreement shall adversely affect in a material manner the Participant’s rights under this Agreement without his or her written consent; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the value of the Award is an extraordinary item which is outside the scope of the Participant's employment contract, if any, unless expressly provided for in any such employment contract; (f) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant will have no entitlement to compensation or damages as a consequence of the forfeiture of any unvested portion of the Award as a result of the

Participant’s Termination of Service for any reason; (g) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty, (h) neither the Plan, the Award nor the issuance of the shares underlying the Award confers upon the Participant any right to continue in the employ or service of (or any other relationship with) the Company or any Subsidiary, nor do they limit in any respect the right of the Company or any Subsidiary to terminate the Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time with or without Cause, and (i) the grant of the Award will not be interpreted to form an employment relationship with the Company or any Subsidiary; and furthermore, the grant of the Award will not be interpreted to form an employment contract with the Company or any Subsidiary.

12.	General Provisions

(a)	Notice
Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address set forth in this Agreement. Notices delivered to the Participant in person or by mail shall be addressed to the address for the Participant in the records of the Company. Notices delivered to the Company in person or by mail shall be addressed as follows:
Company:    NRG Yield, Inc.
Attn: Deputy General Counsel & Corporate Secretary
804 Carnegie Center
Princeton, NJ 08540
The Company or the Participant may change, by written notice to the other, the address previously specified for receiving notices.

(b)	No Waiver
No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right under this Agreement constitute a continuing waiver of the same or a waiver of any other right hereunder.

(c)	Undertaking
The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Award pursuant to the express provisions of this Agreement.

(d)	Entire Contract
This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

(e)	Successors and Assigns
The provisions of this Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law.

(f)	Securities Law Compliance
The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to the Participant to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell shares of Common Stock issued pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Participant agrees that any resale of the shares of Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue shares of Common Stock or permit the resale of any such shares if such issuance or resale would violate any such requirements.

(g)	Taxes
Participant acknowledges that the removal of restrictions with respect to an RSU will give rise to a withholding tax liability, and that no shares of Common Stock are issuable hereunder until such withholding obligation is satisfied in full. The Participant agrees to remit to the Company the amount of any taxes required to be withheld. The Committee, in its sole discretion, may permit Participant to satisfy all or part of such tax obligation through withholding of the number of shares of Stock otherwise issued to him or her hereunder and/or by the Participant transferring to the Company nonrestricted shares of Common Stock previously owned by the Participant for at least six (6) months prior to the vesting of the Award hereunder, with the amount of the withholding to be credited based on the current Fair Market Value of the Stock as of the date the amount of tax to be withheld is determined.

(h)	Information Confidential
As partial consideration for the granting of the Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(i)	Governing Law
Except as may otherwise be provided in the Plan, the provisions of this Agreement shall be governed by the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(j)	Code Section 409A Compliance
Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any Award granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

NRG YIELD, INC.

/s/ Mauricio Gutierrez
Name:	Mauricio Gutierrez
Title:	Chairman of the Board